Exhibit 99.1

HashiCorp Announces Third Quarter Financial Results of fiscal year 2023

•
Third quarter revenue totaled $125.3 million, representing an increase of 52% year-over-year;
•
Trailing four quarter average Net Dollar Retention rate was 134% at the end of the third quarter of fiscal 2023, up from 127% in the third quarter of fiscal 2022.
•
Third quarter total GAAP RPO totaled $531.8 million, representing an increase of 52% year-over-year; third quarter current GAAP RPO totaled $322.4 million, representing an increase of 46% year-over-year.
•
Third quarter total non-GAAP RPO totaled $553.4 million, representing an increase of 50% year-over-year; third quarter current non-GAAP RPO totaled $341.5 million, representing an increase of 44% year-over-year.

SAN FRANCISCO – December 7, 2022 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its third quarter of fiscal 2023, ended October 31, 2022.

“As organizations move to the cloud, they are standardizing on our products, which provide a consistent operating model across their infrastructure stack. Our third quarter results highlight how our products are a strategic investment for the Global 2000 as they make that transition,” said Dave McJannet, CEO, HashiCorp. “This quarter we made exciting progress across our portfolio, as we expanded our product suite with new zero trust security capabilities and new high-value enterprise capabilities for infrastructure automation.”

“I am pleased with our solid overall performance in Q3. Existing customers are seeing immense value and continue to expand and extend their relationships with us at a healthy rate, as shown by our high net retention rate of 134%,” said Navam Welihinda, CFO, HashiCorp. “We have concluded our accelerated investment cycle that has been underway for several quarters, and reaffirm our commitment to our goals for operating leverage in fiscal 2024.”

Fiscal 2023 Third Quarter Financial Results

Revenue: Total revenue was $125.3 million in the third quarter of fiscal 2023, up 52% from $82.2 million in the same period last year.

Gross Profit: GAAP gross profit was $102.8 million in the third quarter of fiscal 2023, representing an 82% gross margin, compared to a GAAP gross profit of $71.1 million and an 86% gross margin in the same period last year. Non-GAAP gross profit was $106.7 million in the third quarter fiscal 2023, representing an 85% non-GAAP gross margin, compared to a non-GAAP gross profit of $71.3 million and an 87% non-GAAP gross margin in the same period last year.

Operating Loss: GAAP operating loss was $77.3 million in the third quarter of fiscal 2023, compared to GAAP operating loss of $21.5 million in the same period last year. Non-GAAP operating loss was $30.4 million in the third quarter of fiscal 2023, compared to a non-GAAP operating loss of $20.0 million in the same period last year.

Net Loss: GAAP net loss was $72.0 million in the third quarter of fiscal 2023, compared to a GAAP net loss of $22.0 million in the same period last year. Non-GAAP net loss was $25.0 million in the third quarter of fiscal 2023, compared to a non-GAAP net loss of $20.4 million in the same period last year.

Net Loss per Share: GAAP net loss per share was $0.38 based on 187.1 million weighted-average shares outstanding in the third quarter of fiscal 2023, compared to a GAAP net loss per share of $0.33 based on 66.8 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.13 in the third quarter of fiscal 2023, compared to a non-GAAP net loss per share of $0.31 in the same period last year.

Remaining Performance Obligation (RPO): Total GAAP RPO was $531.8 million at the end of the third quarter of fiscal 2023, up from $349.0 million at the end of the same period last year. The current portion of GAAP RPO was $322.4 million at the end of the third quarter of fiscal 2023, up from $220.7 million at the end of the same period last year. Total non-GAAP RPO was $553.4 million at the end of the third quarter of fiscal 2023, up from $368.0 million at the end of the same period last year. The current portion of non-GAAP RPO was $341.5 million at the end of the third quarter of fiscal 2023, up from $237.7 million at the end of the same period last year.

Cash: Net cash used in operating activities was $15.2 million in the third quarter of fiscal 2023, compared to $23.1 million used in operating activities in the same period last year. Cash and cash equivalents totaled $1,274.9 million at the end of the third quarter of fiscal 2023, compared to $218.2 million at the end of the same period last year.

Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.

Fiscal 2023 Third Quarter and Recent Operating Highlights

Key Metrics:

•
HashiCorp ended the third quarter of fiscal 2023 with 3,899 customers, up from 3,612 customers at the end of the previous fiscal quarter and 2,392 customers at the end of the third quarter of fiscal 2022.
•
The Company ended the third quarter of fiscal 2023 with 760 customers with equal or greater than $100,000 in ARR, up from 734 customers at the end of the previous fiscal quarter and 595 customers at the end of the third quarter of fiscal 2022.
•
Customers equal to or greater than $100,000 in ARR represented 89% of total revenue in the third quarter of fiscal 2023 compared to 88% in the previous fiscal quarter and 87% in the third quarter of fiscal 2022.
•
Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $12.9 million in the third quarter of fiscal 2023, increased from $10.6 million in the previous fiscal quarter and increased from $5.4 million in the third quarter of fiscal 2022.
•
The Company's trailing four quarter average Net Dollar Retention rate was 134% at the end of the third quarter of fiscal 2023, compared to 127% at the end of the third quarter of fiscal 2022.

Third Quarter Highlights:

During the third quarter, HashiCorp continued to invest across its product portfolio, including the following products enhancements:

•
HashiConf Global: over ten thousand attendees in person and on the virtual platform; the event included multiple product announcements:

o
HCP Boundary (generally available): expands zero trust security on the HashiCorp Cloud Platform with secure remote access

o
HashiCorp Terraform Cloud: delivers enhanced functionality, including continuous validation for infrastructure configurations, no-code provisioning, and native Open Policy Agent support

o
HCP Vault on Azure (beta): streamlines secrets management for workloads running on Azure

o
HCP Waypoint (beta): enables developers to easily deploy, manage, and observe applications across their infrastructure or platforms

o
HashiCorp Consul: delivers enhancements designed to improve operational efficiency, scalability, and resiliency, including support for AWS Lambda functions.

•
New and enhanced technology integrations with our partners including: Cockroach Labs, Dynatrace, F5, ForgeRock, New Relic, Snyk, Torq, Palo Alto Networks, and more.

•
HashiCorp and Intel collaboration: to accelerate migration to the cloud with HashiCorp Terraform, Intel Xeon-based platforms, and supporting services from Intel’s extensive global ecosystem.

•
Q3 Awards: Datadog Partner Network Integration Developer Partner of the Year Award, Insight Integrated Solution Partner of the Year, Australia Reseller News Innovation Award for Software, Comparably Best Work-Life Balance.

Financial Outlook

For the fourth quarter of fiscal 2023, the Company currently expects:

•
Total revenue of $123 - $125 million
•
Non-GAAP operating loss of $54 - $51 million
•
Non-GAAP EPS loss of $0.23 - $0.21
•
Weighted Average Fully Diluted Shares of 189.1 million

For the full fiscal year 2023, the Company currently expects:

•
Total revenue of $463 - $465 million
•
Non-GAAP operating loss of $152 - $149 million
•
Non-GAAP EPS loss of $0.71 - $0.69
•
Weighted Average Fully Diluted Shares of 186.2 million

HashiCorp has not reconciled its expectations as to fourth quarter and fiscal year 2023 non-GAAP operating loss and non-GAAP earnings per share to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

HashiCorp will host a conference call Wednesday, December 7, 2022 at 2 p.m. PST to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.

Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.

About HashiCorp, Inc.

HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, BoundaryTM, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.

All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the fourth quarter and full year of fiscal 2023. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to market opportunity and our ability to benefit from it, market and customer trends, including continued adoption by our customers of their multi-cloud strategies, our customers’ confidence in our products, and our outlook related to the fourth quarter and fiscal year 2023. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Quarterly Report on Form 10-Q dated September 1, 2022 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit of subscription revenue and non-GAAP gross profit of professional services and other, non-GAAP gross margin of subscription revenue and non-GAAP gross margin of professional services and other, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

We calculate non-GAAP gross profit for subscription revenue and professional services and other as GAAP gross profit before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue.

We calculate non-GAAP gross margin for subscription revenue and professional services and other as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating expenses (research and development, sales and marketing, general and administrative) as GAAP operating expenses (research and development, sales and marketing, general and administrative) before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense.

We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.

We calculated non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.

Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

Revenue:
License	$17,823	$9,892	$43,505	$31,850
Support	89,500	64,894	252,965	175,782
Cloud-hosted services	12,875	5,357	32,344	11,699
Subscription revenue	120,198	80,143	328,814	219,331
Professional services and other	5,143	2,078	11,287	4,915
Total revenue	125,341	82,221	340,101	224,246
Cost of revenue:
Cost of license	393	37	1,146	167
Cost of support	12,149	6,884	35,259	23,568
Cost of cloud-hosted services	5,849	2,526	16,378	7,723
Cost of subscription revenue	18,391	9,447	52,783	31,458
Cost of professional services and other	4,157	1,692	10,694	5,276
Total cost of revenue	22,548	11,139	63,477	36,734
Gross profit	102,793	71,082	276,624	187,512
Operating expenses:
Sales and marketing	92,872	53,511	260,798	142,380
Research and development	53,887	25,655	148,947	68,703
General and administrative	33,372	13,450	101,278	38,478
Total operating expenses	180,131	92,616	511,023	249,561
Loss from operations	(77,338)	(21,534)	(234,399)	(62,049)
Interest income	8,584	17	13,126	216
Other expenses, net	(2,882)	(16)	(2,922)	(126)
Loss before income taxes	(71,636)	(21,533)	(224,195)	(61,959)
Provision for income taxes	322	418	744	479
Net loss	$(71,958)	$(21,951)	$(224,939)	$(62,438)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.38)	$(0.33)	$(1.22)	$(0.94)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	187,080	66,782	185,124	66,313

HashiCorp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

(unaudited)

	As of
	October 31, 2022	January 31, 2022

Assets
Current assets
Cash and cash equivalents	$1,274,901	$1,355,828
Accounts receivable, net	115,279	126,812
Deferred contract acquisition costs	37,317	32,205
Prepaid expenses and other current assets	14,437	17,744
Total current assets	1,441,934	1,532,589
Deferred contract acquisition costs, non-current	73,505	57,126
Other assets, non-current	37,926	33,960
Total assets	$1,553,365	$1,623,675
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,367	$14,267
Accrued expenses and other current liabilities	7,309	7,672
Accrued compensation and benefits	53,204	56,939
Deferred revenue	220,579	206,416
Customer deposits	21,569	23,383
Total current liabilities	319,028	308,677
Deferred revenue, non-current	13,603	16,873
Other liabilities, non-current	13,528	15,834
Total liabilities	346,159	341,384
Commitments and contingencies
Stockholders’ equity
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of October 31, 2022 and January 31, 2022, respectively; 77,447 and 30,597 shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of October 31, 2022 and January 31, 2022, respectively; 110,394 and 151,570 shares issued and outstanding as of October 31, 2022 and January 31, 2022, respectively	2	2
Additional paid-in capital	1,938,244	1,788,390
Accumulated deficit	(731,041)	(506,102)
Total stockholders’ equity	1,207,206	1,282,291
Total liabilities and stockholders’ equity	$1,553,365	$1,623,675

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Nine Months Ended October 31,
	2022	2021

Cash flows from operating activities
Net loss	$(224,939)	$(62,438)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	135,372	4,766
Depreciation and amortization expense	3,178	1,478
Non-cash operating lease cost	2,135	1,685
Other	(8)	69
Changes in operating assets and liabilities:
Accounts receivable	11,541	7,919
Deferred contract acquisition costs	(21,491)	(22,397)
Prepaid expenses and other assets	3,391	(4,327)
Accounts payable	2,100	3,818
Accrued expenses and other liabilities	(2,663)	(2,162)
Accrued compensation and benefits	(3,735)	12,838
Deferred revenue	10,893	12,770
Customer deposits	(1,814)	(3,236)
Net cash used in operating activities	(86,040)	(49,217)
Cash flows from investing activities
Purchases of property and equipment	(140)	(86)
Capitalized internal-use software	(6,174)	(4,652)
Net cash used in investing activities	(6,314)	(4,738)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(222)	-
Proceeds from issuance of common stock upon exercise of stock options	3,155	3,376
Proceeds from issuance of common stock under employee stock purchase plan	8,501	-
Payments of deferred offering costs	-	(2,028)
Net cash provided by financing activities	11,434	1,348
Net decrease in cash, cash equivalents, and restricted cash	(80,920)	(52,607)
Cash, cash equivalents, and restricted cash beginning of period	1,357,613	272,576
Cash, cash equivalents, and restricted cash end of period	$1,276,693	$219,969
Supplemental disclosure of cash flow information
Cash paid for income taxes	$1,090	$655
Cash paid for operating lease liabilities	$2,827	$2,364
Supplemental disclosure of noncash investing and financing activities
Operating lease right-of-use assets obtained in exchange for new lease obligations	$-	$2,036
Unpaid deferred offering costs	$-	$1,818
Capitalized stock-based compensation expense	$3,042	$-

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except per share amounts and percentages)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31
	2022	2021	2022	2021
Reconciliation of cost of revenue:
GAAP cost of subscription revenue	$18,391	$9,447	$52,783	$31,458
Less: Amortization of stock-based compensation of capitalized internal-use software	(267)	-	(658)	-
Less: Stock-based compensation expense	(2,944)	(194)	(8,450)	(384)
Non-GAAP cost of subscription revenue	$15,180	$9,253	$43,675	$31,074
GAAP cost of professional services and other	$4,157	$1,692	$10,694	$5,276
Less: Stock-based compensation expense	(722)	(12)	(2,102)	(36)
Non-GAAP cost of professional services and other	$3,435	$1,680	$8,592	$5,240
GAAP cost of revenue	$22,548	$11,139	$63,477	$36,734
Less: Amortization of stock-based compensation of capitalized internal-use software	(267)	-	(658)	-
Less: Stock-based compensation expense	(3,666)	(206)	(10,552)	(420)
Non-GAAP cost of revenue	$18,615	$10,933	$52,267	$36,314
Reconciliation of gross profit:
GAAP gross profit of subscription revenue	$101,807	$70,696	$276,031	$187,873
Add: Amortization of stock-based compensation of capitalized internal-use software	267	-	658	-
Add: Stock-based compensation expense	2,944	194	8,450	384
Non-GAAP gross profit of subscription revenue	$105,018	$70,890	$285,139	$188,257
GAAP gross margin of subscription revenue	85%	88%	84%	86%
Non-GAAP gross margin of subscription revenue	87%	88%	87%	86%
GAAP gross profit of professional services and other	$986	$386	$593	$(361)
Add: Stock-based compensation expense	722	12	2,102	36
Non-GAAP gross profit of professional services and other	$1,708	$398	$2,695	$(325)
GAAP gross margin of professional services and other	19%	19%	5%	(7%)
Non-GAAP gross margin of professional services and other	33%	19%	24%	(7%)
GAAP gross profit	$102,793	$71,082	$276,624	$187,512
Add: Amortization of stock-based compensation of capitalized internal-use software	267	-	658	-
Add: Stock-based compensation expense	3,666	206	10,552	420
Non-GAAP gross profit	$106,726	$71,288	$287,834	$187,932
GAAP gross margin	82%	86%	81%	84%
Non-GAAP gross margin	85%	87%	85%	84%
Reconciliation of operating expenses:
GAAP sales and marketing expense	$92,872	$53,511	$260,798	$142,380
Less: Stock-based compensation expense	(15,398)	(525)	(44,212)	(1,748)
Non-GAAP sales and marketing expense	$77,474	$52,986	$216,586	$140,632
GAAP research and development	$53,887	$25,655	$148,947	$68,703
Less: Stock-based compensation expense	(14,988)	(436)	(40,233)	(1,272)
Non-GAAP research and development	$38,899	$25,219	$108,714	$67,431
GAAP general and administrative	$33,372	$13,450	$101,278	$38,478
Less: Stock-based compensation expense	(12,658)	(375)	(40,375)	(1,326)
Non-GAAP general and administrative	$20,714	$13,075	$60,903	$37,152
Reconciliation of loss from operations:
GAAP loss from operations	$(77,338)	$(21,534)	$(234,399)	$(62,049)
Add: Amortization of stock-based compensation of capitalized internal-use software	267	-	658	-
Add: Stock-based compensation expense	46,710	1,542	135,372	4,766
Non-GAAP loss from operations	$(30,361)	$(19,992)	$(98,369)	$(57,283)
GAAP operating margin	(62%)	(26%)	(69%)	(28%)
Non-GAAP operating margin	(24%)	(24%)	(29%)	(26%)

	Three Months Ended October 31,		Nine Months Ended October 31
	2022	2021	2022	2021
Reconciliation of net loss and net loss per share:
GAAP net loss	$(71,958)	$(21,951)	$(224,939)	$(62,438)
Add: Amortization of stock-based compensation of capitalized internal-use software	267	-	658	-
Add: Stock-based compensation expense	46,710	1,542	135,372	4,766
Non-GAAP net loss	$(24,981)	$(20,409)	$(88,909)	$(57,672)

GAAP net loss per share, basic and diluted	$(0.38)	$(0.33)	$(1.22)	$(0.94)

GAAP net loss per share, basic and diluted	$(0.38)	$(0.33)	$(1.22)	$(0.94)
Add: Amortization of stock-based compensation capitalized in software development costs	-	-	0.01	-
Add: Stock-based compensation expense	0.25	0.02	0.73	0.07
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.31)	$(0.48)	$(0.87)

Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	187,080	66,782	185,124	66,313

Non-GAAP free cash flow
GAAP net cash used in operating activities	$(15,171)	$(23,051)	$(86,040)	$(49,217)
Add: purchases of property and equipment	(68)	(41)	(140)	(86)
Add: capitalized internal-use software	(2,658)	(1,840)	(6,174)	(4,652)
Non-GAAP free cash flow	$(17,897)	$(24,932)	$(92,354)	$(53,955)
Non-GAAP free cash flow as a % of revenue	(14%)	(30%)	(27%)	(24%)

TTM Total Revenue	$436,624	$286,066	$436,624	$286,066
TTM Free Cash flow	(101,210)	(61,640)	(101,210)	(61,640)
TTM Non-GAAP free cash flow as a % of revenue	(23%)	(22%)	(23%)	(22%)

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP RPOS

(amounts in thousands)

(unaudited)

	As of
	October 31, 2022	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$322,406	$268,911
GAAP long-term RPOs	209,383	159,923
Total GAAP RPOs	$531,789	$428,834
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$19,102	$20,324
Customer deposits expected to be recognized after the next 12 months	2,467	3,059
Total customer deposits	$21,569	$23,383
Non-GAAP RPOs
Non-GAAP short-term RPOs	$341,508	$289,235
Non-GAAP long-term RPOs	211,850	162,982
Total Non-GAAP RPOs	$553,358	$452,217

HashiCorp, Inc.

PRESENTATION OF KEY BUSINESS METRICS

(dollars in millions, except customers and percentages)

(unaudited)

	Three Months Ended
	October 31, 2021	January 31, 2022	April 30, 2022	July 31, 2022	October 31, 2022
Number of customers (as of end of period)	2,392	2,715	3,240	3,612	3,899
Number of customers equal or greater than $100,000 in ARR	595	655	704	734	760
Non-GAAP Remaining Performance Obligations ($M)	$368.0	$452.2	$457.6	$498.4	$553.4
Quarterly subscription revenue from HCP ($M)	$5.4	$6.9	$8.8	$10.6	$12.9
Trailing four quarters average Net Dollar Revenue Retention Rate	127%	131%	133%	134%	134%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(22%)	(20%)	(22%)	(28%)	(23%)

HashiCorp, Inc.

PRESENTATION OF KEY Historical Financial Data

(amounts in millions)

(unaudited)

	Three Months Ended
	October 31, 2021	January 31, 2022	April 30, 2022	July 31, 2022	October 31, 2022
Revenue	$82.2	$96.5	$100.9	$113.9	$125.3
Non-GAAP free cash flow	$(24.9)	$(8.9)	$(15.3)	$(59.1)	$(17.9)

Investor Contact

Alex Kurtz

HashiCorp

ir@hashicorp.com

Media Contact

Kate Lehman

HashiCorp

media@hashicorp.com